UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 4, 2010

Game Trading Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Copies to:
Gregory Sichenzia, Esq.
Stephen A. Cohen, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.
Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 4, 2010, Gamers Factory, Inc. (the “Borrower”), a wholly owned subsidiary of Game Trading Technologies, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Bank of America, N.A.   The Loan Agreement provides for a revolving line of credit to the Borrower equal to the lesser of (i) $2,500,000 (the “Credit Limit”) or the sum of (a) 75% of the balance due on Acceptable Receivables (as defined in the Loan Agreement) and (b) the lesser of $1,000,000 or 20% of the value of Acceptable Inventory (as defined in the Loan Agreement) (the “Facility No. 1 Commitment”).

The Borrower has the right to prepay loans under the Loan Agreement in whole or in part at any time. All amounts borrowed under the Loan Agreement must be repaid on or before May 27, 2011.  Loans under the Loan Agreement bear interest at a rate equal to the British Bankers Association London interbank offered rate (“BBA LIBOR”) plus 2.50% per annum. Ongoing extensions of credit under the Loan Agreement are subject to customary conditions, including sufficient availability under the borrowing base. The Loan Agreement also contains covenants that require the Borrower to maintain certain ratios relating to funded debt and basic fixed charge coverage. In addition, the Loan Agreement contains customary negative covenants applicable to the Borrower, including negative covenants that restrict the ability of Borrower to, among other things, (i) incur additional indebtedness, (ii) allow certain liens to attach to Borrower’s assets, (iii) make any new investment, loan, advance or other extensions of credit, (iv) make any substantial change in the present executive or management personnel of the Borrower and (v) cause, permit or suffer any change in capital ownership of Borrower in excess of 25%. The Loan Agreement also includes other covenants, representations, warranties, indemnities and events of default, that are customary for facilities of this type.

Initial borrowings under the Loan Agreement are subject to, among other things, the substantially concurrent repayment by the Borrower of all amounts due and owing under the Borrower’s existing second amended and restated loan agreement and $1,800,000 second amended and restated promissory note, each dated December 29, 2009, respectively, with The Columbia Bank and the satisfaction and termination of such borrowing (collectively, the “Columbia Bank Loan”).  All amounts owed under the Columbia Bank Loan were satisfied and terminated by Borrower on May 6, 2010.

In connection with the Loan Agreement, as security for any obligation of the Borrower to Bank under the Loan Agreement, the Borrower and Bank entered into a security agreement, dated May 4, 2010 (the “Security Agreement”) pursuant to which the Borrower granted Bank a first priority security interest in substantially all of the assets of Borrower.

The Company unconditionally guaranteed any and all obligations of Borrower to Bank under the Loan Agreement pursuant to the terms of that certain continuing and unconditional guaranty, dated May 4, 2010 (the “Guaranty”).

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01                Financial Statements and Exhibits.

(d)            Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Form of Loan Agreement, dated as of May 4, 2010, by and among the Gamers Factory, Inc. and Bank of America, N.A.
10.2	Form of Security Agreement, dated as of May 4, 2010, by and among the Gamers Factory, Inc. and Bank of America, N.A.
10.3	Form of Continuing and Unconditional Guaranty, dated as of May 4, 2010, by Game Trading Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: May 10, 2010	By:	/s/ Rodney Hillman
Rodney Hillman
Chief Operating Officer